Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:      CYNTHIA GEORGESON
                            262-631-6600

Johnson Outdoors Receives $15.9 Million Military Tent Order
Urgent Need MGPTS Order Keeps Tent Production Going

RACINE, WISCONSIN, May 27, 2005…Johnson Outdoors Inc. (JOUT: Nasdaq), maker of Eureka!® tents, has been awarded a $15.9 million urgent need military tent order. The government order calls for delivery of 2,510 modular general purpose tent systems (MGPTS) over the next eight (8) months. Urgent need orders are awarded based on a supplier’s proven capability to ensure quality and quantity at an accelerated pace.

The MGPTS, first used by U.S. troops in 1999, resulted from a joint innovation effort by the U.S. military and Johnson Outdoors targeted at providing superior all-weather tent protection. Johnson Outdoors is one of only two U.S. manufacturers qualified to produce the MGPTS. The Company’s Outdoor Equipment business, headquartered in Binghamton, New York, is preparing to begin production against the order as soon as possible.

“We are grateful for the support from Congress, particularly that of Senator Clinton and Senator Kohl, which will help assure our troops of having the tents they require, and our talented and dedicated employees of the jobs they need,” said Helen Johnson-Leipold, Chairman and Chief Executive Officer, Johnson Outdoors Inc.

In March 2005, Johnson Outdoors announced to Binghamton employees a pending elimination of permanent positions due to the significant decline of new military tent orders and contracts over the past year. The new emergency tent order ensures production of MGPTS at the Binghamton operation through the calendar year.

“Obviously, we are very pleased to have received this order; which will slow the anticipated decline of military tent sales this year. Our primary focus continues to be on achieving greater balance in the performance of all segments of the Outdoor Equipment portfolio,” said Ms. Johnson-Leipold.

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According to Jerry Perkins, President and Chief Operating Officer, Johnson Outdoors, “We now expect fiscal 2005 military tent sales to decline approximately 25% versus 2004. In fiscal 2006, absent further orders or awarding of new contracts, military sales could decline further to between $10-$15 million. As we have stated previously, even if we are successful in winning all the military tent orders and contracts on which we have bid, they are neither of the size nor duration to bring us back to the record levels of military sales realized in either of the last two fiscal years.”

ABOUT JOHNSON OUTDOORS INC.
Johnson Outdoors is a leading global outdoor recreation company that turns ideas into adventure with innovative, top-quality products. The company designs, manufactures and markets a portfolio of winning, consumer-preferred brands across four categories: Watercraft, Marine Electronics, Diving and Outdoor Equipment. Johnson Outdoors' familiar brands include, among others: Old Town® canoes and kayaks; Ocean Kayak™, Necky™ kayaks; Minn Kota® motors; Humminbird® fishfinders; Scubapro® and UWATEC® dive equipment; and, Eureka! ® tents. The company has 24 locations around the world, employs 1,500 people and reported annual sales of $355 million in 2004.
Visit Johnson Outdoors online at www.JohnsonOutdoors.com.

SAFE HARBOR STATEMENT
Certain matters discussed in this press release are “forward-looking statements,” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical fact are considered forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, which could cause actual results or outcomes to differ materially from those currently anticipated. Factors that could affect actual results or outcomes include changes in consumer spending patterns; the Company’s success in implementing its strategic plan, including its focus on innovation; actions of companies that compete with the Company; the Company’s success in managing inventory; movements in foreign currencies or interest rates or commodity costs; the Company’s success in restructuring of its European Diving operations; unanticipated issues related to the Company’s military tent business; the success of suppliers and customers; the ability of the Company to deploy its capital successfully; adverse weather conditions; unanticipated events related to the terminated Buy-Out transaction; and other risks and uncertainties identified in the Company’s filings with the Securities and Exchange Commission. Shareholders, potential investors and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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